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                                                                   EXHIBIT 10.7

                                SECOND AMENDMENT
                                     TO THE
                    SUMMIT CONSULTING, INC. RETIREMENT PLAN

     THIS SECOND AMENDMENT to the Summit Consulting, Inc. Retirement Plan, effective May 1, 1992, is adopted by Summit Consulting, Inc. (the "Company"), effective as of the dates set forth herein.

                                  WITNESSETH:

     WHEREAS, the Company maintains the Summit Consulting, Inc. Retirement Plan (the "Plan"), and such Plan is currently in effect; and

     WHEREAS, the Company wishes to amend the Plan to comply with Sections 01(a)(17) and 401(a)(31) of the Internal Revenue Code, as amended;

     NOW, THEREFORE, the Company hereby amends the Plan as follows:

                                       1.

     Section 1.5 is hereby amended to add the following:

     "In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision."

                                       2.

     Section 8.7 is amended to add the following:

          "If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

               (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

               (2) the Participant, after receiving this notice, affirmatively elects a distribution."
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                                       3.

     Paragraph 1 of this amendment shall be effective as of January 1, 1994. Paragraph 2 of this amendment shall be effective as of January 1, 1993. Except as amended herein, the Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, the undersigned has adopted this Amendment on the date shown below, but effective as of the date indicated above.

                                          SUMMIT CONSULTING, INC.

                                          By
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

Date
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